Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283182

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated November 20, 2024)

Up to $5,289,599.84 of Shares of Common Stock

(Par Value $0.0005 per share)

ProPhase Labs, Inc.

We have entered into a sales agreement (the “Sales Agreement”) with WestPark Capital, Inc. (“WestPark” or the “Sales Agent”) relating to shares of our common stock, $0.0005 par value per share, offered by this prospectus supplement and accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $5,289,599.84 of shares of Common Stock through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell shares of common stock by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of common stock equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

In addition to sales of shares through or to the Sales Agent as described in this prospectus supplement, we may from time-to-time issue, sell, or pledge a portion of the shares offered by this prospectus supplement as collateral to secure loan or credit facilities with third-party lenders. Any such issuances or pledges will not exceed the aggregate dollar amount of securities registered under our shelf registration statement and will be counted against the maximum limit of securities we are permitted to offer and sell under the “baby shelf” rules applicable to smaller reporting companies. The Sales Agent will not receive any compensation from the issuance, sale, or pledge of the collateral shares. See “Use of Proceeds” and “Plan of Distribution” for additional information.

Our common stock is traded on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC under the symbol “PRPH.” On December 17, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.11 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $30,208,445.51 based on 56,997,067 outstanding shares of common stock held by non-affiliates and a per share price of $0.53, the closing price of our common stock on October 10, 2025, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days. We have sold an aggregate of $4,779,882 of securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. We are thus currently eligible to offer and sell up to an aggregate of $5,289,599.84 of our common stock pursuant to General Instruction I.B.6 of Form S-3.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE ACCOMPANYING BASE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

WestPark Capital, Inc.

The date of this prospectus supplement is

December 29, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to an “at the market offering” of shares of our common stock. Before purchasing any shares of our common stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On November 12, 2024, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3 (File No. 333-283182), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on November 20, 2024. Under this shelf registration process, we may, from time to time, sell common stock and other securities, including this “at the market offering.”

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this “at the market offering” of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus dated November 20, 2024, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference, the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying base prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Sales Agent has not, authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

In addition to the sale of shares through or to the Sales Agent in connection with the at the market offering described herein, this prospectus supplement also covers the issuance, sale, or pledge of shares as collateral in connection with one or more loan or credit facilities, up to the maximum “baby shelf” availability. Shares issued or pledged as collateral in such transactions will be registered under this prospectus supplement and the accompanying base prospectus and will count toward the aggregate maximum dollar amount of shares offered. See “Use of Proceeds” and “Plan of Distribution” for additional details.

Any shares issued, sold, or pledged as collateral pursuant to such transactions will be registered under this prospectus supplement and the accompanying base prospectus, will be validly issued, fully paid and non-assessable, and will be counted toward the aggregate dollar amount of securities offered and sold under our shelf registration statement. These collateral arrangements may permit the lenders or counterparties to sell or otherwise dispose of the pledged shares in the event of a default or other circumstances specified in the related agreements.

The specific material terms of any such loan or credit facility, including the amount of shares pledged, the counterparty, and any additional rights concerning the collateral shares, will be further described under “Plan of Distribution,” “Use of Proceeds,” or in a supplement, if and when applicable.

You should read this prospectus supplement, the accompanying base prospectus and each related prospectus supplement carefully, together with the information incorporated by reference, for additional information regarding these collateral arrangements and the potential issuance or sale of shares pursuant to such facilities.

Unless we state otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “we,” “our,” “us,” “the Company,” or “PRPH” are to ProPhase Labs, Inc., a Delaware corporation, together with our consolidated subsidiaries.

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SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

We are a next-generation biotech, genomics and consumer products company. We are also focused on licensing, developing and commercializing novel drugs, dietary supplements, compounds, and diagnostics.

Our wholly-owned subsidiary, ProPhase Diagnostics, Inc., and two indirectly wholly-owned subsidiaries, ProPhase Diagnostics NY, Inc. and ProPhase Diagnostics NJ, Inc., ceased providing COVID-19 diagnostic testing in May 2025. ProPhase Diagnostics NJ, Inc. still leases the laboratory space in Old Bridge, New Jersey. The labs were forced to cease diagnostic testing when medical insurance carriers ceased paying COVID-19 diagnostic testing claims. On September 22, 2025, the three lab entities filed for a Chapter 11 reorganization in United States Bankruptcy Court for the District of New Jersey. On September 30, 2025, the Court granted the motion for joint administration. The bankruptcy filing is the next step in the Company’s legal advisor, Crown Medical Collections, strategic initiative to collect what the Company believes could be tens of millions of dollars in unpaid insurance claims. The Company believes one objective of the bankruptcy filing is to streamline and accelerate recovery of the unpaid insurance claims the Company believes were lawfully owed for approved and completed testing services.

In August 2021, the Company acquired Nebula Genomics, Inc. (“Nebula”), a privately owned personal genomics company, through our wholly-owned subsidiary, ProPhase Precision Medicine Inc. Nebula focuses on genomics sequencing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing can be used to help identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. At this time, the Company is taking steps to grow its genomics businesses while also continuing to explore the potential sale of Nebula.

The Company’s wholly-owned subsidiary, DNA Complete, Inc. (“DNA Complete”), which was formed on September 24, 2024, for the offering of whole genome sequencing and related services. DNA Complete sequences specimens at Nebula as well as at other laboratories. DNA Complete focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, predict disease risk, identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. DNA Complete currently offers DNA Complete’s whole genome sequencing products direct-to-consumers online with plans to sell in food, drug and mass retail stores and to provide testing for universities conducting genomic research.

The Company’s wholly owned subsidiary, ProPhase BioPharma, Inc. (“PBIO”), was formed in June 2022, for the licensing, development and commercialization of novel drugs, dietary supplements and compounds. Licensed compounds currently include Equivir (a OTC, dietary supplement candidate) and Equivir G (prescription drug (“Rx”) candidate), two broad-based anti-virals, and Linebacker LB-1 and LB-2, two small molecule proviral integration site for moloney murine leukemia virus (“PIM”) kinase inhibitors. The Company also owns the exclusive rights to the BE-Smart™ Esophageal Pre-Cancer Diagnostic Screening test and related intellectual property (“IP”) assets.

In connection with the activities of PBIO, in January 2023, the Company acquired exclusive rights to BE-Smart™ Esophageal Pre-Cancer Diagnostic Screening test and related IP assets. The BE-Smart™ test is focused on the early detection of esophageal cancer, and is intended to provide health care providers and patients with data to help determine treatment options. The development of these novel drugs and compounds is highly dependent on how each performs during the testing and development stage, the demand for these product and services once entered into the marketplace, our marketing and service capabilities and our ability to comply with applicable regulatory requirements.

The Company also owns a dietary supplements business under the TK Supplements® brand. The TK Supplements® product line includes Legendz XL®, a male sexual enhancement and Triple Edge XL®, an energy and stamina support product.

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BE-Smart™ Esophageal Pre-Cancer Diagnostics Screening Test

In March 2023, in connection with the asset acquisition of Stella Diagnostics, Inc., we announced a collaboration for the continued development of our BE-Smart™ Esophageal Pre-Cancer diagnostic screening test. The BE-Smart™ test is designed to detect molecular biomarkers associated with Barrett’s Esophagus and progression to esophageal adenocarcinoma.

On June 17, 2025, we announced the successful completion of a key validation study for the BE-Smart™ molecular diagnostic test. The study demonstrated a technical success rate greater than 95% using esophageal brush cytology samples, confirming the test’s compatibility and reliability with both traditional forceps biopsy and less invasive brush biopsy techniques. Based on these results, we are continuing commercialization of BE-Smart™, with steps towards commercialization planned for the first quarter of 2026 and broader insurance-backed commercialization targeted for the third quarter of 2026.These timelines are forward-looking statements and are subject to various risks and uncertainties, including, but not limited to, regulatory developments, payer coverage decisions, and market adoption rates.

On March 31, 2025, the U.S. District Court for the Eastern District of Texas vacated the U.S. Food and Drug Administration’s (“FDA”) Final Rule that would have expanded FDA oversight of LDTs, holding that the agency exceeded its statutory authority. The court remanded the matter to the Department of Health and Human Services for reconsideration. The FDA did not appeal the decision and formally rescinded the rule in August 2025. As a result, the rule is no longer in effect and compliance deadlines are not enforceable. Oversight of LDTs, including BE-Smart™, currently reverts to the existing Clinical Laboratory Improvement Amendments (“CLIA”) framework administered by the Centers for Medicare & Medicaid Services. Future legislative or regulatory action could alter this framework.

As a result certain LDTs, including BE-Smart™, are not currently subject to direct FDA oversight, allowing for a faster market entry while maintaining rigorous internal validation and quality control standards. If new requirements were imposed, we could be required to obtain pre-market clearance or approval before commercialization, which could delay our market entry, increase development and regulatory costs, and potentially require changes to the test.

For the three months ended September 30, 2025 and 2024, we incurred approximately $0 and $200,000, respectively, in general and administrative expenses related to the BE-Smart™ license agreement, as reflected in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). All such expenses were expensed as incurred. No new clinical studies under the BE-Smart™ license agreement were initiated during the three months ended September 30, 2025; however, the validation study, initiated in a prior period, was completed in the quarter.

On August 6, 2025, the United States Patent and Trademark Office issued U.S. Patent No. 12,379,378 B2, covering the BE-Smart™ Esophageal Pre-Cancer Diagnostic Screening Test. This newly issued patent further strengthens our intellectual property position for BE-Smart™ technology and supports our continued efforts to commercialize the test for early detection and risk stratification of Barrett’s esophagus and related esophageal conditions.

We continue to own the full intellectual property portfolio supporting the BE-Smart™ test, including a foundational patent family covering molecular markers of esophageal disease progression, with issued patents and pending applications expected to provide protection until 2040. We remain positioned to capitalize on favorable regulatory and clinical practice trends supporting minimally invasive screening methods, although there can be no assurance that commercialization will occur within the anticipated timeframe or that adoption will meet our expectations.

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Nebula Genomics and DNA Complete

Nebula focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. We currently offer Nebula whole genome sequencing products direct-to-consumers online with plans to sell in food, drug and mass (“FDM”) retail stores and to provide testing for universities conducting genomic research.

Nebula provides consumers access to affordable and secure whole genome sequencing. It also provides customers with access to over 300 personalized reports based on their genomic profile. These reports are created utilizing the latest scientific research and provide individual genetic commentary on a broad range of traits and characteristics. Customers can access their reports via Nebula’s secure online portal. As new scientific discoveries are made, customers receive new reports, as well as regular updates to their existing reports, through Nebula’s subscription model. In addition to the personalized reports, Nebula provides customers with access to a suite of exploration tools including a gene browser and a gene analysis tool. These tools allow customers to browse their data, search for genetic variants, and analyze their genes.

DNA Complete focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, predict disease risk, identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. We currently offer DNA Complete’s whole genome sequencing products direct-to-consumers online with plans to sell in food, drug and mass (“FDM”) retail stores and to provide testing for universities conducting genomic research. DNA Complete offers three tiers of DNA testing, Essential, Pro, and Elite, which differ in the amount of DNA analyzed (1x whole genome sequencing (“WGS”), 30x WGS, and 100x WGS, respectively), the level of accuracy, the number of reports per month that consumers would receive, and the total of personalized health reports included (more than 175 reports, more than 250 reports, and more than 350 reports, respectively). The DNA Complete tests include the first year of membership. The DNA Complete platform offers both ancestry and personalized health reports covering a number of health dispositions, such as longevity, mental health, cancer, and more. In addition, DNA Complete offers subscription services to ensure ongoing customer engagement by providing regular updates and new insights.

DNA Complete also offers DNA Expand, a platform that allows consumers to upload their DNA data from previous DNA tests obtained from other service providers to discover 50x more data points derived from over 35 million genetic variants, and to obtain in-depth health and wellness reports that are based on the latest scientific discoveries. DNA Expand’s database was created from WGS tests that were obtained from 130 countries and are equivalent to roughly 150 million ancestry single nucleotide polymorphisms based tests.

DNA Complete is not rated by the Better Business Bureau and Nebula Genomics is accredited by the Better Business Bureau (BBB) with a current “B” rating in the DNA Testing / Genetic Testing category. A number of customer inquiries and complaints relating to order fulfillment, billing, and access to results have been reported. Due to a change in sequencing lab, the companies fell behind in sequencing. A new lab has been engaged and the delayed results are in the process of being resolved. DNA Complete continues to strengthen its operations, data security, and customer-service processes to enhance reliability and consumer confidence as it expands its presence in the growing personal genomics market.

In October 2024, a putative class action lawsuit, Portillo v. Nebula Genomics, Inc., was filed in the U.S. District Court for the Northern District of Illinois under Illinois’s Genetic Information Privacy Act (“GIPA”) alleging that Nebula improperly shared customers’ genetic information with third parties without written consent. The action named Nebula along with Meta Platforms, Google and Microsoft. The dispute was later transferred to the U.S. District Court for the District of Massachusetts in accordance with Nebula’s Terms of Use, which mandated that claims be brought in Massachusetts. The complaint remains at the pleading stage. In addition to the motion to change venue, Nebula filed a motion to dismiss. While the allegations raise reputational and legal risks, no judgment or settlement has been entered and potential liability is not reasonably estimable at this time. Accordingly, management does not consider this litigation to be material to the consolidated financial statements as of the date of this prospectus.

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ProPhase BioPharma

We formed PBIO in June 2022 to assist in the licensing, development and commercialization of novel drugs, dietary supplements and compounds. Licensed compounds under development currently include Equivir (a dietary supplement candidate) and Equivir G (prescription drug (“Rx”) candidate), and two broad-based candidates. We also own the exclusive rights to the BE-Smart Esophageal Pre-Cancer Diagnostic Screening test, which is in development as described above, and related intellectual property (“IP”) assets.

Equivir (dietary supplement candidate) and Equivir G (Rx candidate)

We have exclusive worldwide rights to develop and commercialize Equivir (a dietary supplement candidate) and Equivir G (a Rx drug candidate) pursuant to a license agreement with Global BioLife, Inc. (“Global BioLife”).

Equivir is a blend of polyphenols, which are substances found in many nuts, vegetables and berries. The composition is projected to come in capsule form and be taken daily like a multivitamin. The composition is believed to support the human body’s immune function, and improve the quality of lives for users.

In March 2023, we commenced patient enrollment in a randomized, placebo-controlled clinical trial of Equivir to evaluate its effect in supporting immune system functions. Vedic Lifesciences, a leading clinical research organization, was contracted to run the multi-arm trial. Vedic produced interim results in February of 2024 which showed enough data to continue the trial to completion.

The trial conducted by Vedic in India has been completed and the final statistical analysis report is being compiled. Vedic is currently working with the clinical research organization to finalize results and statistics and provide a final report to the Company, which we expect will occur during the fourth quarter of 2025.

TK Supplements

Our TK Supplements® product line is dedicated to supporting better health, energy and sexual vitality. Each of our herbal supplements is researched to determine the optimum blend of ingredients to ensure our customers receive premium quality products. To achieve this, we formulate with the highest quality ingredients derived from nature and ingredients enhanced by science. Our TK Supplements® product line includes Legendz XL®, a sexual health formula product intended for men, and Triple Edge XL®, an energy and stamina support product.

ProPhase Diagnostics

Our wholly-owned subsidiary, ProPhase Diagnostics, Inc., and two indirectly wholly-owned subsidiaries, ProPhase Diagnostics NY, Inc. and ProPhase Diagnostics NJ, Inc., ceased providing COVID-19 diagnostic testing in May 2025. ProPhase Diagnostics NJ, Inc. still leases the laboratory space in Old Bridge, New Jersey. The labs were forced to cease diagnostic testing when the medical insurance carriers ceased paying COVID-19 diagnostic testing claims. On September 22, 2025, the three lab entities filed for a Chapter 11 reorganization in United States Bankruptcy Court for the District of New Jersey. On September 30, 2025, the Court granted the motion for joint administration. The bankruptcy filing is the next step in the Company’s legal advisor, Crown Medical Collections, strategic initiative to collect what the Company believes could be tens of millions of dollars in unpaid insurance claims. The Company believes one objective of the bankruptcy filing is to streamline and accelerate recovery of the unpaid insurance claims the Company believes were lawfully owed for approved and completed testing services.

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Recent Developments

Letter of Intent with Advanced Biological Laboratories

On December 15, 2025, the Company entered into a non-binding letter of intent (“LOI”) with Advanced Biological Laboratories (“ABL”), a European biotechnology company, relating to a potential strategic transaction. While the LOI is non-binding and there can be no assurance that a definitive agreement will be reached or that any transaction will be consummated, the parties to the LOI have discussed a preliminary, non-binding valuation framework for the legacy ProPhase business that may imply an enterprise value of up to approximately $30 million.

Reverse Stock Split

On November 24, 2025, our Stockholders approved a proposal authorizing the Board to implement a reverse split at a ratio between one for two and one for ten. The Board of Directors approved the one for ten split by Unanimous Written Consent on November 30, 2025. The Certificate of Amendment was filed with Delaware December 1, 2025, and became effective as of December 5, 2025. The reverse stock split will be effective on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC on December 22, 2025.

The numbers have not been revised to reflect the split unless indicated.

Charter Amendment

At the Special Meeting of Stockholders held on September 9, 2025, our stockholders approved a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of common stock to 1,000,000,000 shares. The Certificate of Amendment was filed on September 15, 2025 the Delaware Secretary of State/Division of Corporations and it is effective.

Exploration of Crypto Strategy

On July 21, 2025, the Company announced that its Board authorized the Company’s management to explore a potential digital asset-focused operating company to supplement its existing businesses.  At this point in time, this is exploratory in nature and all crypto treasury strategies are being explored. The Company’s Board has also approved the exploration of a strategic treasury initiative involving the acquisition and long-term holding of select digital assets, including Bitcoin. This exploratory initiative represents management’s view that a diversified treasury strategy that includes digital assets may enhance long-term shareholder value. The Company has hired a strategic advisor, but at this time it is still exploratory in nature and the Company may or may not consummate a deal.  To date, the Company has not entered into any binding agreements with respect to its exploration of a potential crypto strategy and there can be no assurance that any transaction will occur.

Completion of July 22, 2025 Private Placement

On July 22, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), Convertible Notes, Warrants, Security Agreement, Registration Rights Agreement, and Transfer Agent Reservation Letter with two investors (the “Investors”) for a private placement of 20% OID senior secured convertible notes and warrants.

The material terms of the Securities Purchase Agreement (including the Notes, Warrants, Security Agreement, Registration Rights Agreement, and Transfer Agent Reservation Letter) entered into on July 22, 2025 are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2025, including the exhibits thereto (Exhibits 10.1 through 10.6), which Current Report on Form 8-K and exhibits are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such Form 8-K and the exhibits thereto.

Termination of the Keystone Agreement

The Company terminated the Common Stock Purchase Agreement dated January 29, 2025 (the “Keystone Agreement”) between the Company and Keystone Partners, LLC (“Keystone”) for an equity line of credit on August 27, 2025, effective the next trading day, August 28, 2025, pursuant to the terms of the Keystone Agreement dated January 29, 2025. The Keystone Agreement established an equity line of credit facility under which the Company had the right, but not the obligation, to sell shares of its common stock to Keystone up to an aggregate purchase price of approximately $7.7 million. Pursuant to the Keystone Agreement, the Company sold a total of $3,991,042 of shares of common stock (equal to 11,667,176 shares). On October 8, 2025, the Company filed a prospectus supplement terminating the prospectus supplement dated January 30, 2025.

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2025 Loan Agreements with Warrants

On June 22, 2025, the Company entered into two identical loan agreements with Ted Karkus, the Company’s Chief Executive Officer and the Chairman of the Board of Directors (the “CEO Loan”), and an unaffiliated investor (the “Unaffiliated Investor Loan”), pursuant to which the Company issued two twelve-month non-convertible promissory notes in the principal amount of $625,000 each. Both loans included an original issuance discount of $125,000 and bear an annual interest rate of 10%.

The Company received net cash proceeds of $500,000 from the CEO Loan. In connection with the issuance of the CEO Loan, the Company also issued to Ted Karkus 500,000 warrants (the “CEO Warrants”) which vested upon the approval of the Certificate of Amendment by the Company’s stockholders. The CEO Warrants have an exercise price of $0.11 per share and a term of 5.0 years.

The Unaffiliated Investor Loan was issued as an exchange to the existing 2024 Term Note (see description of the 2024 Term Note, below). No additional cash proceeds were provided. In connection with the issuance of the Unaffiliated Investor Loan, the Company also issued 500,000 unvested warrants (the “Unaffiliated Investor Warrants”) to the Unaffiliated Investor. The Unaffiliated Investor Warrants contain the same terms as the CEO Warrants.

Vesting of the CEO Warrants and the Unaffiliated Investor Warrants was contingent on shareholder approval of the Certificate of Amendment. As a result of the stockholder approval of the Certificate of Amendment, the CEO Warrants and the Unaffiliated Investor Warrants are now fully vested and exercisable in accordance with their terms. The CEO Warrants and the Unaffiliated Investor Warrants have piggyback registration rights with respect to the shares underlying the warrants, permitting inclusion of such shares in any registration statement we subsequently file under the Securities Act (other than on Forms S-4 or S-8), subject to underwriter cutback provisions.

2025 Short-term Loan

On May 22, 2025, the Company entered into a note agreement with an individual investor for cash proceeds of $200,000 (the “May 2025 Note”). The May 2025 Note is due on July 11, 2025 and requires the Company to make a $250,000 balloon payment at the maturity date. During the three months ended September 30, 2025, the Company recognized $46,000 interest expense related to the May 2025 Note in the condensed consolidated statement of operations. The May 2025 Note was subsequently fully paid on July 23, 2025.

ERC Claim and Risk Participation Agreement

In August 2023, the Company filed for the Employee Retention Credit (“ERC”) for $2.2 million.  The ERC is a refundable tax credit for businesses that continued to pay employees while sustaining a full or partial suspension of operations limiting commerce, travel or group meetings due to COVID-19 pandemic and orders from an appropriate governmental authority or had significant declines in gross receipts from second quarter of 2020 to second quarter of 2021. The Company sustained a partial suspension of operations during this time due to governmental orders.  Eligible employers can claim the ERC on an original or adjusted employment tax return for a period within those dates.

On September 16, 2024 (“Agreement Date”), the Company, as seller, received $1.9 million as a purchase price (the “Purchase Price”) for the sale of the Company’s rights, title and interest per a Risk Participation of ERC Claim Agreement, dated September 13, 2024 (“Agreement”) by and between the Company and 1861 Acquisition LLC (the “Buyer”). The Company also incurred an issuance cost of $154,000.

The Agreement transferred all of the Company’s rights to receive any and all payments, proceeds or distributions of any kind (without set-off, deduction or withholding of any kind), including interest, from the United States Internal Revenue Service (the “IRS”) in respect of the employee retention credits duly and timely claimed by Seller on account of qualified wages paid by Seller and identified as a “Claim for Refund” under Form 941-X Adjusted Employer’s Quarterly Federal Tax Return or Claim for Refund for the second (2nd), third (3rd) and fourth (4th) quarters of 2020, and the first (1st) and second (2nd) quarters of 2021 (the “Tax Refund Claim”) in the aggregate amount of $2.2 million (“Transferred Interests”).

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The Company expects the IRS to approve or deny its claim within 24 months from the Agreement Date. Upon approval and payment of the claim, the Company will settle the outstanding balance in cash to the Buyer. In the event that the IRS disallows all or a portion of the ERC, the Buyer has the demand right to put all or a part of the disallowed portion back to the Company at a price equal to 85% of the impaired amount, plus interest at 10% per annum, calculated from the date of September 13, 2024 until payment is made.

The Company elected to account for the ERC by analogy to IAS 20 when there was reasonable assurance of receipt, which was determined to be when the approval was received by the IRS. During the 2nd quarter of 2025, the Company received approval for partial refunds from the IRS in the amount of $1.5 million, which was passed through to the Buyer and settled a portion of the ERC note and is included in other income on the condensed consolidated statements of operations. As of September 30, 2025, the remaining outstanding balance under the Agreement was approximately $436,000, which is net of debt discount of $216,000. Upon approval and payment of the remaining claim, the Company will settle the outstanding balance in cash to the Buyer.

Sale of PMI and PREH

On January 16, 2025, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with JL Projects, Inc., a Delaware corporation (“JL Projects”), pursuant to which JL Projects purchased all of the right, title, and interest in and to all of the issued and outstanding shares of capital stock of our wholly-owned subsidiaries, Pharmaloz Manufacturing, Inc. (“PMI”) and Pharmaloz Real Estate Holdings, Inc. (“PREH”). The transaction closed concurrently with the execution of the Stock Purchase Agreement on January 16, 2025.

PMI is in the business of developing, manufacturing, packaging, and warehousing of non-prescription drug and dietary supplement products, including organic and natural cough drops and lozenges, at a facility located at 500 North 15th Avenue, Lebanon, Pennsylvania 17046 (the “Facility”). PREH owned the Facility prior to the consummation of the sale contemplated by the Stock Purchase Agreement.

As part of the transaction, JL Projects provided approximately $2 million in cash payments to the Company and extinguished approximately $10 million of the Company’s debt. Additionally, JL Projects assumed (i) the existing $3.3 million mortgage on PMI’s manufacturing facility, (ii) nearly $2 million in capital leases, and (iii) approximately $3 million in current and accrued payables, and paid down $200,000 on an existing loan from affiliates of JL Projects. The transaction also resulted in the cancellation of approximately $300,000 in accrued interest related to the retired debt. Furthermore, the Company avoided approximately $3 million of upcoming capital expenditures that JL Projects will now be responsible for. The transaction also transferred over $600,000 in employee annual overhead from the Company to PMI.

Secured Promissory Note

On December 19, 2024 (the “Closing Date”), PMI entered into a secured promissory note agreement with an individual investor for cash proceeds of $1.0 million (the “PMI Note”). The PMI Note has an annual interest rate of 15%. The PMI Note is due upon the sale of PMI or 12 months from the Closing Date. On January 16, 2025, the PMI Note was extinguished as a result of the disposal of PMI and PREH. The gain was recognized as part of gain from sale of discontinued operations on the condensed consolidated statement of operations.

Collateralized Loan Agreement

On November 21, 2024 the Company entered into a financing agreement with CJEF Capital Partners PTE Ltd. (“CJEF”), to provide the Company with loan funding to be secured by 6,000,000 shares of common stock (the “Collateralized Loan Agreement”). Funding to be provided in tranches and shall mature 2 years from date of funding. Collateral retained by CJEF will be pledged and utilized to secure each funding and to be retained until all principal and interest have been paid. Interest will accrue on the outstanding principal amount of the Collateralized Loan at 6% per annum (payable semi-annually in advance) and an arranger fee of 5% will be retained by CJEF from Loan proceeds. To date, the Company has been provided funding of $500,000 against the Collateralized Loan agreement, with the entire balance remaining outstanding.

S-7

2024 Term Note Agreement

On October 22, 2024, the Company entered into a term note agreement with an individual investor for cash proceeds of $500,000 (the “2024 Term Note”). The 2024 Term Note has an implicit interest rate of 15%. The 2024 Term Note has a term of 12 months and requires the Company to make interest only monthly payments in the amount of $6,250 with a $506,250 balloon payment at end of term. There are no warrants or convertible features associated with this note. On June 22, 2025, the 2024 Term Note was extinguished and exchanged to a new loan. See description below under 2025 Loan Agreements with Warrants.

Satisfaction of the Nasdaq Listing Rule Deficiency Notice Due to Audit Committee Appointment

On September 23, 2024, we notified the Nasdaq Stock Market LLC (“Nasdaq”) that we were not in compliance with the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) solely due to a vacancy on the Audit Committee of our board of directors resulting from Eleanor McBrier’s resignation from the board of directors.

On September 26, 2024, we received a notice from Nasdaq indicating that we no longer complied with the audit committee requirements as set forth in Nasdaq Listing Rule 5605 and confirming our opportunity to regain compliance within the cure period provided in Nasdaq Listing Rule 5605(c)(4), which is the earlier of our next annual meeting of stockholders or September 20, 2025, or if the next annual stockholders’ meeting is held before March 19, 2025, then we must evidence compliance no later than March 19, 2025.

On June 23, 2025, the Company informed Nasdaq that on June 20, 2025, the Board appointed Carolina Abenante, Esq. to serve as an independent director to fill the existing vacancy on the Board and that the Board also intends to appoint Ms. Abenante to the Audit Committee effective July 19, 2025, the day following the Company’s 2025 Annual Meeting. In response to the Company’s notification of Ms. Abenante’s appointment to the Board, on June 25, 2025, the Company received a letter from Nasdaq informing the Company that it was now in compliance with Nasdaq Rule 5605(c)(2) and that the matter is now closed.

Extension of Time to Comply with Minimum Bid Price

On December 26, 2024, we received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq indicating that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2).

On May 19, 2025, the Company submitted a request to the Nasdaq for an 180-day extension to regain compliance with the Minimum Bid Price Requirement pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii). On June 25, 2025, the Company received a letter from the Nasdaq Staff advising that the Company had been granted a 180-day extension to December 22, 2025 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

Pursuant to the Extension Notice, the Company has been granted an additional 180 calendar day period, until December 22, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the Company’s Class A ordinary shares must have a closing bid price of at least US$1.00 per share for a minimum of 10 consecutive business days. In the event that compliance cannot be demonstrated by December 22, 2025, the staff of Nasdaq will provide written notification that the Company’s securities will be delisted.

As of the date hereof, the Company has not regained compliance with the Bid Price Requirement. The Company has called a Special Shareholder Meeting to obtain approval of a proposal to enable the Company to effect a reverse stock split. See Reverse Stock Split for more information. However, there can be no assurance that we will be able to regain compliance. If we fail to regain compliance with the Nasdaq continued listing standards, our common stock will be subject to delisting from the Nasdaq.

S-8

2024 Third Future Receipts Financing and Amendment

On August 1, 2024, we entered into an agreement of sale of future receipts (“Third Future Receipts Financing Agreement”) with RDM Capital Funding (“RDM”) by which RDM purchased from us our future accounts and contract rights arising from the sale of goods or rendition of services to our customers. The purchase price was $500,000, which was paid to us on August 2, 2024, net of $17,500 origination fee. We also incurred $17,500 brokerage fee. The Third Future Receipts Financing Agreement requires 32 weekly payments of $21,094 for a total repayment of $675,000 over the term of the agreement.

On January 21, 2025, the Company entered into another agreement of sale of future receipts (the “Amended RDM Financing Agreement”) with RDM pursuant to which RDM restructured the existing Third Future Receipts Financing Agreement as described the above by amending the outstanding amount to $514,000 for gross proceeds to the Company of $370,000, less origination fees of $18,500 and the outstanding balance under the Third Future Receipts Financing Agreement of $169,000, resulting in net proceeds to the Company of $183,000. The Company also incurred a $20,000 brokerage fee. The Amended RDM Financing Agreement was fully paid in August 2025.

2024 Second Future Receipts Financing and Amendments

On June 27, 2024, the Company entered into an agreement of sale of future receipts (“Second Future Receipts Financing Agreement”) with Slate Advance (“Slate”) by which Slate purchased from the Company, its future accounts and contract rights arising from the sale of goods or rendition of services to the Company’s customers. The purchase price was approximately $1.5 million, which was paid to the Company on June 28, 2024, net of $42,000 origination fee. The Company also incurred $22,000 brokerage fee which was paid subsequently in July 2024. The Second Future Receipts Financing Agreement requires thirty-two weekly payments of $60,718 for a total repayment of approximately $1.9 million over the term of the agreement.

On November 5, 2024, the Company entered into another agreement of sale of future receipts (the “Amended Slate Financing Agreement”) with Slate pursuant to which Slate restructured the existing Second Future Receipts Financing Agreement as described the above by increasing the outstanding amount to $2.1 million for gross proceeds to the Company of $1.5 million, less origination fees of $35,000 and the outstanding balance under the Second Future Receipts Financing Agreement of $1.0 million, resulting in net proceeds to the Company of $527,000. The Amended Second Future Receipts Financing Agreement shall be repaid by the Company in 24 weekly installments of $89,000.

On January 16, 2025, the Company entered into another agreement of sale of future receipts (the “Second Amended Slate Financing Agreement”) with Slate pursuant to which Slate restructured the existing Amended Slate Financing Agreement as described the above by amending the outstanding amount to $1.5 million for gross proceeds to the Company of $1.1 million, less origination fees of $34,500 and the outstanding balance under the Amended Slate Financing Agreement of $1.1 million, resulting in net proceeds to the Company of $59,500. The Second Amended Second Future Receipts Financing Agreement shall be repaid by the Company in 25 weekly installments of $59,500.

On April 9, 2025, the Company entered into another agreement of sale of future receipts (the “Third Amended Slate Financing Agreement”) with Slate pursuant to which Slate restructured the existing Second Amended Slate Financing Agreement as described the above by amending the outstanding amount to $1.5 million for gross proceeds to the Company of $1.1 million, less origination fees of $30,000 and the outstanding balance under the Second Amended Slate Financing Agreement of $722,000, resulting in net proceeds to the Company of $298,000. The Third Amended Second Future Receipts Financing Agreement is required to be repaid by the Company in 25 weekly installments of $59,500.

The Second Amended Slate Financing Agreement was fully paid in August 2025.

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2024 Future Receipts Financing

On February 14, 2024 (the “Commencement Date”), the Company entered into an agreement of sale of future receipts (“Future Receipts Financing Agreement”) with Libertas Funding, LLC (“Libertas”) by which Libertas purchased from the Company, its future accounts and contract rights arising from the sale of goods or rendition of services to the Company’s customers. The purchase price was approximately $2.5 million, which was paid to the Company on February 16, 2024, net of $50,000 origination fee. The Future Receipts Financing Agreement requires twelve equal payments of $247,000 to be paid monthly for a total repayment of approximately $3.0 million (“Future Receipts”) over the term of the agreement. On February 14, 2024, the Company and Libertas executed an addendum to the Future Receipts Financing Agreement, pursuant to which the monthly payment term was revised to be $185,000 for the first two months and $259,000 for the remaining ten months. The Company has the right to pay to end this financing transaction early by repurchasing the Future Receipts sold to Libertas but not yet delivered. The repurchase price is equal to the discount factor ranging between 1.075-1.165 each month following the Commencement Date up to six months. This shall be multiplied by the purchase price unless amounts collected prior to the date in which the repurchase price is paid.

The Future Receipts Financing Agreement was fully paid in August 2025.

2023 Unsecured Promissory Note Payable

On January 26, 2023, the Company issued an unsecured promissory note (the “JXVII Note”) and guaranty for an aggregate principal amount of $7.6 million to JXVII Trust (“JXVII”). The JXVII Note is due and payable on January 27, 2026, the third anniversary of the date on which the JXVII Note was funded (the “Note Closing Date”), and accrues interest at a rate of 10% per year from the Note Closing Date, payable on a quarterly basis, until the JXVII Note is repaid in full. The Company has the right to prepay the JXVII Note at any time after the Note Closing Date and prior to the maturity date without premium or penalty upon providing seven days’ written notice to the note holder. Repayment of the JXVII Note has been guaranteed by the Company’s wholly-owned subsidiary, PMI.

On August 15, 2024, the Company and JXVII entered into an amended and restated unsecured promissory note for the JXVII Note (the “Amended JXVII Note”), increasing the principal amount by $2.4 million to $10.0 million, increasing the interest rate to 15% per annum, and extending the maturity date from January 27, 2026 to August 15, 2027. The Company received $2.3 million cash and exchanged the outstanding interest of $94,000. The amendment was accounted for as a debt modification, and the remaining unamortized debt discount as of the amendment date from the JXVII Note will be amortized over the remaining term of the Amended JXVII Note.

On January 16, 2025 (the “Closing Date”), the Company completed the sale of the Pharmaloz Manufacturing Inc. business and Pharmaloz Real Estate Holdings, Inc. to JL Projects (the “Pharmaloz Sale”). In connection with the Pharmaloz Sale transaction, JL Projects assumed the Amended JXVII Note outstanding principal and outstanding interest as of the Closing Date for total amount of $10.3 million, which was recognized as part of gain from sale of discontinued operations on the condensed consolidated statement of operations.

Corporate Information

We were initially organized in Nevada in July 1989. Effective June 18, 2015, we changed our state of incorporation from the State of Nevada to the State of Delaware. Our principal executive offices are located at 626 RXR Plaza, 6th Floor, Uniondale, NY 11556 and our telephone number is (516) 989-0763.

S-10

The Offering

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $5,289,599.84 of shares of Common Stock. In addition to sales through or to the Sales Agent under our at the market offering as described in this prospectus supplement, a portion of these shares may also be issued, sold, or pledged as collateral in connection with one or more loan or credit facilities, up to the maximum “baby shelf” availability. Any such issuance or pledge will not increase the aggregate dollar amount of shares offered and will be counted toward this maximum offering limit. See “Use of Proceeds” and “Plan of Distribution.”

Common stock outstanding immediately prior to this offering	41,879,017 shares.

Common stock outstanding after this offering	Up to 108,303,507 shares, assuming the sale of up to 48,087,271 shares of common stock at a price of $0.11 per share, which was the closing price of our common stock on the Nasdaq Capital Market on December 17, 2025. The actual number of shares issued, sold, or pledged as collateral, if any, will vary depending on the sales price under this offering and the terms of any loan arrangements, as further described herein.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principal. In addition, we may issue, sell, or pledge shares registered hereby as collateral for one or more loan or credit facilities. See the section titled “Plan of Distribution” on page S-28 of this prospectus supplement

Use of proceeds:	We intend to use the proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, product development and commercialization expenditures, and acquisitions of companies, businesses, technologies and products within and outside the diagnostic services, genomics, consumer products industry and the repayment of debt. In addition, a portion of the shares offered may be issued, sold, or pledged as collateral to secure one or more loan or credit facilities that may be entered into in the future. Any shares so issued, sold, or pledged as collateral will be registered under this prospectus supplement and counted toward the aggregate maximum dollar amount of common stock offered and sold pursuant to our shelf registration statement. If required by the lead investor in the Company’s July 2025 private placement, the Company shall utilize and apply up to twenty-five percent (25%) of the net cash proceeds of the ATM to the payment or prepayment of the Notes. We may also use the proceeds of this offering to continue to explore and develop our potential crypto treasury strategy. See “Use of Proceeds” on page S-22 of this prospectus supplement.

Dividend Policy	We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant

Risk factors:	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement including our Annual Report on Form 10-K for the year ended December 31, 2024.

Nasdaq Capital Market Symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPH.”

The number of shares of our common stock to be outstanding after this offering is based on 60,216,236 shares of common stock outstanding as of December 17, 2025, and excludes the following:

●	4,778,750 shares of common stock issuable upon the exercise of stock options outstanding under our equity compensation plans and inducement stock option awards, with a weighted-average exercise price of $4.86 per share;

●	7,565,775 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $0.96 per share;

●	2,332,035 shares of common stock reserved for future issuance under our 2025 Equity Compensation Plan (the “2025 Plan”); and

●	600,000 shares of common stock reserved for future issuance under our 2025 Directors’ Equity Compensation Plan (the “2025 Directors’ Plan”).

●	356,985,725 shares of common stock for conversion of two July 22, 2025 convertible notes and the exercise of warrants

S-11

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended (the “Form 10-K”), our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, any subsequently filed Quarterly Report on Form 10-Q and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying base prospectus relating to this offering. . Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our common stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.

Risks Relating to this Offering and Ownership of Our Common Stock

It is not possible to predict the actual number of shares of our Common Stock, if any, we will sell under the Sales Agreement, or the actual gross proceeds resulting from those sales.

Pursuant to the Sales Agreement, we may sell up to $5,289,599.84 of our Common Stock in an “at-the-market” facility. Sales of our common stock, if any, under the Sales Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell all, some or none of the common stock that may be available for us to sell pursuant to the Sales Agreement. Accordingly, we cannot guarantee that we will be able to sell all of the $5,289,599.84 of our common stock or how much in proceeds we may obtain under the Sales Agreement. If we cannot sell securities pursuant to the Sales Agreement, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our liquidity and cash position.

Because the purchase price per share of common stock to be under the Sales Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of shares of common stock that we will sell, the purchase price per share that we will obtain for shares of Common Stock sold under the Sales Agreement, or the aggregate gross proceeds that we will receive from those sales.

Our potential obligation to provide portions of the proceeds from this offering to certain investors could reduce the net proceeds available to us and limit our financial flexibility.

Pursuant to the Purchase Agreement entered into in connection with the July 2025 private placement, upon the demand of the lead investor in such private placement, we are obligated to remit up to 25% of the gross proceeds from each sale of common stock in this offering to the two investors in the private placement to be applied to the payment and prepayment of the Notes. As a result, the gross proceeds from any sales of common stock in this offering could be reduced and thus there could be less available for our general corporate purposes or strategic use. This arrangement may adversely affect our liquidity, limit the amount of capital we can retain from this offering, and restrict our ability to respond to business opportunities or unexpected expenses. If we are unable to generate sufficient proceeds from this offering and from other sources, our business operations, financial condition, and ability to pursue strategic initiatives could be adversely affected.

Investors who buy shares in this offering at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-12

The number of shares of common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.

We cannot predict whether future issuances or sales of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of a substantial number of shares of our common stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our common stock.

We may suspend or terminate sales under the Sales Agreement at any time, and the ability to raise capital through the program is subject to market conditions.

We have discretion to suspend or terminate sales under the Sales Agreement at any time, without notice. In addition, the number of shares available for sale under the Sale Agreement will be significantly affected by market conditions, trading volumes, and investor demand, which could limit our ability to raise capital as and when needed.

Sales of common stock pursuant to the Sales Agreement will dilute your ownership and may occur at prices lower than prior or future prices.

The issuance and sale of shares of our common stock under the Sales Agreement will result in dilution of your ownership interest. These sales will be made from time to time at prevailing market prices at the time of each sale, which may fluctuate and could be lower than the price paid by other investors in the past or in the future. As a result, investors may experience dilution and the value of their investment may decrease if shares are sold at prices below their purchase price. In addition, the issuance of shares at market prices may occur at times when our stock price is particularly volatile or depressed, further increasing the risk of dilution to existing shareholders.

You will experience immediate and substantial dilution.

The offering price per share may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $5,289,599.84 of shares of our common stock are sold at the assumed offering price of $0.11 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on December 17, 2025), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.07 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price. The issuance of shares upon any exercise of outstanding options and warrants and upon the conversion of the Notes would also dilute the ownership interests of our existing stockholders. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-25 below for a more detailed illustration of the dilution you may incur if you participate in this offering

S-13

Our shares of Common Stock could be delisted from the Nasdaq Capital Market which could result in, among other things, a decline in the price of our Common Stock and less liquidity for holders of shares of our Common stock.

Our common stock is listed on The Nasdaq Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on The Nasdaq Capital Market. If we fail to maintain compliance with all applicable continued listing requirements for The Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the share price and market liquidity of our common stock, our ability to obtain financing and /or our ability to repay debt and fund our operations.

On December 26, 2024, we received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq indicating that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2). The Company had an initial 180-day compliance period, during which it did not achieve compliance with the Minimum Bid Price Requirement.

On May 19, 2025, the Company submitted a request to the Nasdaq for an 180-day extension to regain compliance with the Minimum Bid Price Requirement pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii). On June 25, 2025, the Company received a letter from the Nasdaq Staff advising that the Company had been granted a 180-day extension to December 22, 2025 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

Pursuant to the Extension Notice, the Company was granted an additional 180 calendar day period, until December 22, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the Company’s common stocks must have a closing bid price of at least US$1.00 per share for a minimum of 10 consecutive business days.

As of the date hereof, the Company has not regained compliance with the Bid Price Requirement. The Company intends to monitor the closing bid price of its common shares between now and December 22, 2025, and is considering its options to regain compliance with the Bid Price Requirement. However, there can be no assurance that we will be able to regain compliance.

The Company has called a Special Shareholder Meeting to obtain approval of a proposal to enable the Company to effect a reverse stock split. See Reverse Stock Split for more information.

If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from the Nasdaq, will be listed on another national securities exchange or quoted on an over-the-counter quotation system.

If we do not regain compliance with the Bid Price Requirement by December 22, 2025, the Staff will provide a Staff Delisting Determination, written notification to us that shares of our Common Stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. There can be no assurance that any appeal to the Nasdaq Hearing Panel will be successful or that we will otherwise maintain compliance with any of the other Nasdaq listing requirements.

S-14

Recent amendments to Nasdaq rules now state that a timely request for a hearing will not stay the suspension of the securities from trading pending the issuance of a written Panel Decision when the Staff Delisting Determination is related to a Company afforded the second 180-day compliance period described in Rule 5810(c)(3)(A)(ii) that failed to regain compliance with the Minimum Bid Price requirement during that period. Pursuant to Rule 5810(c)(3)(A), a Company achieves compliance with the minimum bid price requirement by meeting the applicable standard for a minimum of 10 consecutive business days, unless Staff exercises its discretion to extend this 10-day period as discussed in Rule 5810(c)(3)(H). In each case, the Company’s securities will be immediately suspended from trading on the Nasdaq and move to the OTC and will remain suspended unless the Panel Decision issued after the hearing determines to reinstate the securities.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by selling preferred stock or obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Future sales of a significant number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile.

A substantial number of shares of common stock will be available for issuance under the Sales Agreement, and we cannot predict if and when these shares of common stock will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock. In addition, a substantial number of shares of our common stock may be issued pursuant to the exercise of currently outstanding options and warrants and the conversion of the Notes. We cannot predict if and when such options and warrants may be exercised or such Notes may be converted and when any shares of common stock acquired upon such exercises or conversions may be sold. Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities.

S-15

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you pay for such securities.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates, the timing and our ability to implement our business strategy, or changes in securities analysts’ recommendations, any of which could cause the price of our common stock to fluctuate substantially. In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to delisting of our common stock.

In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Management will have broad discretion as to the use of proceeds from this offering and may not use them effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decisions to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Risk Factors Related to Use of Shares as Loan Collateral

Issuance of shares as collateral could result in significant dilution and adversely affect our stock price.

If we issue and pledge shares of our common stock as collateral for any loan or credit facility, those shares may ultimately be sold into the public market by the lender in the event of our default or other enforcement of the security interest. Any such sales, especially if conducted in large amounts or over a short period, could cause a significant decline in the market price of our common stock and could result in substantial dilution to our existing stockholders. Even the possibility that a significant number of shares could become available for sale may adversely affect the prevailing market price of our shares.

We may be required to issue additional shares or provide further collateral to maintain margin requirements, which could further dilute existing stockholders and lower our share price.

Our loan facilities may include margin maintenance provisions, requiring us to deliver additional shares or assets if the value of the pledged collateral falls below stipulated thresholds. Repeated issuances in response to declining share prices or increased loan outstanding may compound dilution for current stockholders and create downward pressure on the stock price.

Enforcement of remedies by the lender could result in large-scale sales of our common stock, exacerbating market volatility and impairing our access to capital.

If we default under the terms of a collateralized loan or credit facility, the lender may exercise its remedies and sell some or all of the collateral shares in the open market. Such sales could result in a substantial increase in market float, depress the trading price of our shares, and make it more difficult or costly for us to raise additional equity capital or to pursue other strategic initiatives.

S-16

Our ability to control the timing and manner of resale of pledged collateral shares by the lender may be limited, which could increase volatility and liquidity risk for holders of our common stock.

Once shares are issued as collateral, we may have little or no ability to limit when, in what amounts, or by what methods the lender may sell those shares in the public market if enforcement occurs. This lack of control could lead to highly variable and unpredictable market impacts, including sudden declines in price and increased trading volatility.

Issuance and pledge of a significant number of shares as collateral may signal financial stress or operational risk to the market, resulting in reputational harm and further negative pressure on our stock price.

The market may interpret the structuring of loan or credit facilities secured by the company’s equity as a sign of liquidity concerns, increased leverage, or other financial weakness. Negative investor or analyst perception could result, potentially increasing the company’s cost of capital, reducing demand for our shares, and heightening downward price pressure.

Regulatory, legal, and contractual requirements may further restrict our flexibility or create additional risks relating to the use of our common stock as collateral.

Pledges of substantial blocks of equity may be subject to regulatory review, exchange listing requirements, or investor scrutiny. These factors could impair our flexibility to pursue future financing transactions or strategic alternatives and expose us to unforeseen compliance or litigation risks.

Issuance and pledge of collateral shares for loan transactions may result in significant dilution and market volatility.

If we default on a loan or fail to maintain applicable margin requirements under our share financing agreement the lender may sell or otherwise dispose of some or all collateral shares in the public market, which could cause a decline in the trading price of our common stock or result in further dilution of our existing shareholders. The need to provide additional collateral in connection with margin calls or price declines could require us to issue more shares, compounding dilution risk. Additionally, once shares are pledged as collateral, our control over their subsequent resale is limited, which could result in unpredictable and adverse effects on the market for our common stock. Further, by entering into multiple equity-collateralized loan transactions, we may signal increased leverage or liquidity risk to the market, potentially increasing our cost of capital and adversely affecting market perception of the company.

Our obligation to maintain a certain loan-to-value ratio for the collateral shares may require the issuance of significant additional shares, increasing dilution risk.

To the extent any share financing agreement is secured by a pledge of our freely tradable common stock with a loan-to-value ratio requirement, if the market value of the pledged shares declines such that the loan-to-value ratio exceeds an agreed-upon threshold, we may be required to deliver additional collateral or make partial repayment to restore the required collateral coverage. Complying with margin calls may require us to issue and pledge additional shares of our common stock, which could significantly increase dilution to our existing shareholders and place further downward pressure on the market price of our common stock.

S-17

A sustained decline in our stock price could trigger repeated or continuous margin calls, compounding dilution and impairing our financial flexibility.

Fluctuations or sustained declines in the market price of our common stock may cause the value of pledged collateral to fall below required thresholds, potentially resulting in repeated or continuous margin calls. This could force us to issue an increasing number of additional shares, further diluting existing shareholders and limiting our ability to pursue other financing or strategic alternatives.

Our inability to meet a margin call could result in default, allowing a Lender to sell pledged shares and potentially further depress the market price of our common stock.

If we fail to satisfy a margin call, a lender may declare a default and exercise its remedies, including selling some or all of the collateral shares in the open market without further notice. The forced sale of a large number of shares over a short period may substantially decrease the trading price of our common stock and may cause increased volatility in our stock price.

Margin call provisions may create uncertainty and volatility in our share price, regardless of whether any margin call or default actually occurs.

The potential existence of substantial margin call provisions, and the possibility that a significant number of additional shares may be issued or sold at any time in connection with collateral maintenance requirements, may by itself cause uncertainty and volatility in our share price. Investors may perceive the risk of potential dilution and forced share sales as a negative factor, regardless of whether margin calls or defaults ever occur under any potential financing arrangement.

Risks Related to Legal Proceedings

From time to time, we are, and may in the future be, subject to class action or other litigation arising in the ordinary course of our business. One of our subsidiaries, Nebula Genomics, Inc., is currently involved in a class action lawsuit that, based on our review of the facts and circumstances, we believe is not material to our financial condition or operations. However, litigation is inherently unpredictable, and the outcome of any such action is subject to significant uncertainties. An adverse judgment, settlement, or protracted legal proceedings could result in substantial costs, require significant management attention, or negatively impact our reputation, regardless of the ultimate outcome or our current assessment of materiality. There is no assurance that this matter or other litigation that may arise will not have a material adverse effect on our business, results of operations, or financial condition in the future.

In October 2024, a putative class action lawsuit, Portillo v. Nebula Genomics, Inc., was filed in the U.S. District Court for the Northern District of Illinois under Illinois’s Genetic Information Privacy Act (“GIPA”), alleging that Nebula improperly shared customers’ genetic information with third parties without written consent. The action named Nebula along with Meta Platforms, Google, and Microsoft. The dispute was later transferred to the U.S. District Court for the District of Massachusetts in accordance with Nebula’s Terms of Use, which mandated that claims be brought in Massachusetts. The complaint remains at the pleading stage. In addition to the motion to change venue, Nebula filed a motion to dismiss. While the allegations raise reputational and legal risks, no judgment or settlement has been entered, and potential liability is not reasonably estimable at this time. Accordingly, management does not consider this litigation to be material to the consolidated financial statements as of the date of this prospectus.

Risks Related to Consumer Complaints

DNA Complete is not rated by the Better Business Bureau, and Nebula Genomics is accredited by the Better Business Bureau (BBB) with a current “B” rating in the DNA Testing/Genetic Testing category. A number of customer inquiries and complaints relating to order fulfilment, billing, and access to results have been reported. Due to a change in sequencing lab, the companies fell behind in sequencing. A new lab has been engaged and the delayed results are in the process of being resolved. DNA Complete continues to strengthen its operations, data security, and customer service processes to enhance reliability and consumer confidence as it expands its presence in the growing personal genomics market. Although we believe most such matters have been addressed or resolved, any recurrence of consumer complaints, deterioration of our BBB rating, or negative media or social media coverage could harm public perception of our products, reduce demand for our genetic testing services, and expose us to regulatory scrutiny, increased customer service costs, or potential liability. Because our genetic-testing activities involve health-related data and consumer trust is a significant factor in purchasing decisions, reputational damage in this segment could materially and adversely affect our brand value, business operations, financial condition, and results of operations.

S-18

Risks Related to Our Potential Involvement with a Crypto Treasury Strategy

Our potential involvement with cryptocurrencies and digital assets could expose us to substantial volatility and financial losses.

If we allocate a portion of our corporate treasury to cryptocurrencies or related digital assets, we will be subject to extreme price volatility and potential illiquidity in the digital asset markets. The trading prices of cryptocurrencies have historically experienced wide fluctuations in response to global economic conditions, market sentiment, regulatory developments, technology changes, and other factors beyond our control. As a result, the value of any digital assets we may hold could decline rapidly and unpredictably, and we could incur significant losses. There can be no assurance that the value of such assets will recover after any downturn.

The regulatory environment for cryptocurrencies remains uncertain and is developing and could increase our compliance costs or restrict our activities.

The regulatory framework governing cryptocurrencies and digital assets is rapidly evolving and subject to significant uncertainty at the federal, state, and international levels. Future legislative, regulatory, or policy changes may adversely affect our ability to acquire, hold, safeguard, or use cryptocurrencies. These changes could impose new or heightened compliance, reporting, accounting, or tax obligations, and we may face enforcement actions, examinations, or investigations relating to our digital asset activities. Any such developments could result in significant costs, consume management resources, and adversely affect our operations and financial performance.

Digital asset holdings may be subject to loss, theft, or compromise due to cybersecurity incidents or operational failures.

Cryptocurrencies and other digital assets are susceptible to risks of hacking, theft, fraud, and technological vulnerabilities. Whether held directly or through third-party custodians, such assets may be irretrievably lost in the event of a cyber-attack, security breach, systems failure, or human error. Unlike traditional financial assets, digital assets are often not insured, and remedies may be limited or unavailable. A loss of some or all of our digital assets could materially harm our financial condition and damage our reputation.

Managing a digital asset treasury strategy may divert resources and require specialized expertise.

Participation in digital asset markets may require technical capabilities, compliance procedures, and risk management practices that differ from our core operations. Implementing and overseeing such a strategy could divert management’s attention from other priorities and require the engagement of personnel or third-party service providers with specialized knowledge. If we are unable to effectively manage these demands, we could be exposed to operational inefficiencies, financial risks, and other adverse consequences.

Our stock price may experience increased volatility as a result of crypto-related activities.

Public companies that engage in digital asset activities have often experienced greater stock price volatility unrelated to their underlying business performance. Investor perceptions, positive or negative, regarding our involvement with cryptocurrencies could contribute to significant fluctuations in the trading price of our common stock. Even limited or preliminary crypto-related initiatives could amplify volatility, potentially leading to declines in market value and shareholder returns.

S-19

Risks Related to Governmental and Regulatory Matters

A prolonged U.S. federal government shutdown could materially and adversely affect our business, operations, and legal proceedings.

Any disruption in the operations of the U.S. federal government, including a temporary or prolonged shutdown resulting from the failure of Congress to enact appropriations bills or raise the federal debt ceiling, could materially and adversely affect our business, operations, financial condition, and legal matters. A federal government shutdown may result in the furlough of federal employees, reduced availability of government services, and suspension or delay of activities by key agencies that regulate, fund, or interact with our business, including the U.S. Securities and Exchange Commission (“SEC”), the U.S. Food and Drug Administration (“FDA”), the Department of Health and Human Services (“HHS”), and the U.S. Patent and Trademark Office (“USPTO”). During such periods, review and approval of our filings, applications, and submissions could be delayed, and we may be unable to access or rely upon certain government data or systems.

In addition, the Administrative Office of the U.S. Courts and federal judiciary operations rely on appropriated funds and fee-based reserves that may be exhausted in the event of an extended shutdown. If federal court funding lapses or is limited to “essential” functions only, civil litigation, bankruptcy proceedings, and regulatory enforcement actions involving us or our affiliates could be postponed or suspended. Any such delay could impede our ability to resolve disputes, enforce contractual rights, or obtain timely judicial relief, which may have a material adverse effect on our financial position or prospects.

Even the threat of a government shutdown or prolonged budget negotiation uncertainty may adversely affect the broader U.S. economy, investor confidence, and capital markets. Such conditions could negatively impact our access to financing, timing of capital-raising transactions, and the liquidity or trading volume of our securities. Accordingly, a federal government shutdown—or uncertainty regarding the continuity of government operations—could have a material adverse effect on our business, results of operations, and stock price.

A federal government shutdown or lapse in federal court funding could delay or disrupt our regulatory, legal, and financing activities, including the Crown Medical Collections bankruptcy proceedings, and materially adversely affect our operations and financial condition.

A prolonged or repeated shutdown could also impact our ongoing legal proceedings, including the Crown Medical Collections bankruptcy case, which is being adjudicated in federal bankruptcy court. The U.S. Bankruptcy Courts, along with other components of the federal judiciary, rely on congressionally appropriated funds and fee-based reserves that may be depleted or limited during a shutdown. In the event of a funding lapse, federal courts may restrict operations to “essential” matters only, postpone hearings, or suspend non-emergency cases. Any such delay in the Crown Medical Collections proceeding could impede our ability to recover amounts owed, implement a restructuring plan, or realize expected value from related receivables or litigation assets. These outcomes could adversely affect our liquidity, timing of recoveries, and consolidated financial results.

Federal Budget and Debt-Ceiling Disputes May Adversely Affect Capital Markets and Our Financing Activities.

Moreover, the uncertainty surrounding government funding debates and debt-ceiling negotiations can negatively affect market conditions, investor sentiment, and the liquidity of small-cap and microcap issuers such as ours. If market volatility or trading disruptions were to occur during a shutdown, our ability to execute at-the-market offerings or other financing transactions under our effective shelf registration statement could be materially impaired.

Accordingly, any federal government shutdown, lapse in federal court funding, or protracted budget impasse could materially and adversely affect our regulatory compliance, financing capabilities, litigation outcomes, and overall financial condition.

S-20

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement (including any documents incorporated by reference herein) contains statements with respect to us which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy, product development strategy, and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You are cautioned that forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance, achievements or prospects to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Many of these factors are beyond our ability to predict.

These factors should not be construed as exhaustive and you should also carefully consider the “Summary of Risk Factors” in our 2024 Annual Report and other Risk Factors and statements we make in our Quarterly Reports, such as Part II. Item 1A. “Risk Factors” of Second Quarter 2025 Quarterly Report, and in our 2024 Annual Report, such as Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report, all of which are incorporated herein by reference, as well as in other documents we file from time to time with the SEC that address additional risks that could cause our actual results to differ from those set forth in any forward-looking statements. Our forward-looking statements speak only as the date of this Quarterly Report. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.

S-21

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $5,289,599.84 of shares of Common Stock from time to time under this prospectus supplement and accompanying base prospectus and the Sales Agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

In addition, we may use a portion of the shares offered and registered under this prospectus supplement to secure, collateralize, or facilitate one or more loan or credit facilities that we may enter into from time to time after the date of this prospectus supplement. Should we enter into any such loan or credit agreement, we may issue and pledge certain of the registered shares as collateral to a lender or counterparty, subject to the terms of the relevant agreement. Any such issuances or pledges of shares as collateral will count against the aggregate maximum dollar amount of common stock offered and sold under this offering and may result in the lender holding, or disposing of, those shares if we are in default or otherwise as contemplated by the terms of the applicable loan or credit agreement. Any such issuance or pledge of shares as collateral will be within the aggregate maximum dollar amount offered by this prospectus supplement and will be disclosed in a prospectus supplement or periodic report if and when a material transaction is executed.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, repayment of debt, product development and commercialization expenditures, and acquisitions of companies, businesses, technologies and products within and outside the diagnostic services, genomics and consumer products industry. If required by the lead investor in the July 2025 private placement, we shall utilize and apply up to twenty-five percent (25%) of the net cash proceeds of the ATM to the payment or prepayment of the Notes.

We also may use the proceeds from this offering to continue to explore and develop our potential crypto treasury strategy, which may involve the acquisition of cryptocurrencies. Such investments carry significant risks including price volatility, regulatory uncertainty, cybersecurity risks, and potential loss of value. See “Risk Factors” for additional information regarding risks associated with crypto treasury strategy.

Our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending our use of the net proceeds from this offering, we intend to maintain the net proceeds as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

See “Plan of Distribution” and “Risk Factors” for further information regarding the potential use of shares as collateral and associated risks.

Material Terms of the At-The-Market Offering Facility

On October 9, 2025, we entered into a Sales Agreement with WestPark Capital, Inc. (“WestPark” or the “Sales Agent”), pursuant to which we may, from time to time, offer and sell shares of our common stock having an aggregate offering price of up to $5,289,599.84 of shares of Common Stock through or to WestPark, acting as sales agent or principal. Under the terms of the at the market (“ATM”) facility, shares may be sold by WestPark as our agent in ordinary brokers’ transactions on the Nasdaq Capital Market, in privately negotiated transactions, or as principal if agreed in the Sales Agreement. We retain control over the timing, amount, and price of each issuance by delivering placement notices to WestPark, and we may suspend or terminate sales at any time pursuant to the agreement. WestPark is entitled to a commission equal to 3.0% of the gross sales price per share for all shares sold through it as our agent, and we receive the net proceeds after deducting this commission and any offering expenses. There are no escrow provisions, and proceeds are settled in accordance with standard market practices on Nasdaq. The facility is subject to applicable SEC regulations and our capacity as a smaller reporting company under the “baby shelf” rules. Either party may terminate the Sales Agreement at any time upon written notice or as otherwise specified therein. A copy of the Sales Agreement has been filed with the SEC as an exhibit to a Current Report on Form 8-K and is incorporated herein by reference. For additional information regarding methods of distribution under the ATM facility, see “Plan of Distribution” in this prospectus supplement.

S-22

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

S-23

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma as adjusted basis to reflect the issuance of 48,087,271 shares of our common stock in this offering at an assumed sales price of $0.11 per share (which is the closing price of our common stock on the Nasdaq Capital Market on December 17, 2025), after deducting, in each case, commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2025
	Actual	Pro Forma (unaudited)	Pro Forma, As Adjusted
(amounts in dollars and in thousands, except share and per share amounts)

Cash and cash equivalents	$405	$1,329	$6,619

Current liabilities (1)	55,287	55,134	55,134
Non-current liabilities	3,554	3,554	3,554
Total liabilities	58,841	58,688	58,688

Stockholders’ equity:

Common stock, $0.0005 par value, 1,000,000,000 shares authorized; 41,541,205 shares issued and outstanding (actual); 60,216,236 shares issued and outstanding (as-adjusted);	29	38	62
Additional paid-in capital	122,411	123,609	128,875
Treasury stock, at cost, 8,692,005 shares (actual and as-adjusted)	(49,643)	(49,643)	(49,643)
Accumulated deficit	(65,738)	(65,738)	(65,738)
Accumulated other comprehensive loss	(198)	(198)	(198)
Total stockholders’ equity	6,861	8,068	13,358
Total capitalization	65,702	66,756	72,046

(1) Reflects the aggregate principal amount of the notes without reflecting debt discount or issuance costs that we are required to recognize.

The above table and discussion excludes the following:

●	4,778,750 shares of common stock issuable upon the exercise of stock options outstanding under our equity compensation plans and inducement stock option awards, with a weighted-average exercise price of $ 4.86 per share;

●	7,565,775 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $0.96 per share;

●	2,332,035 shares of common stock reserved for future issuance under our 2025 Equity Compensation Plan (the “2025 Plan”); and

●	600,000 shares of common stock reserved for future issuance under our 2025 Directors’ Equity Compensation Plan (the “2025 Directors’ Plan”).

●	356,985,725 shares of common stock for conversion of two July 22, 2025 convertible notes and the exercise of warrants

S-24

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2025, was approximately $(4,919,650), or $(0.12) per share.

After giving effect to the pro forma adjustments described in the “Capitalization” section, our pro forma net tangible book value as of September 30, 2025 would have been approximately $(3,842,769) or $(0.06) per share.

After giving effect to the further adjustments described in the “Capitalization” section including the sale of our common stock during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $5,289,599.84 of shares of Common Stock at an assumed offering price of $0.11 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 17, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, on a pro forma as-adjusted basis assuming 60,216,236 outstanding shares of common stock outstanding as of September 30, 2025, our pro forma, as adjusted net tangible book value as of September 30, 2025 would have been approximately $1,088,143, or approximately $0.01 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.07 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.10 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of September 30, 2025:

Assumed initial public offering price per share	$0.11
Net tangible book value per share of common stock at September 30, 2025	$(0.12)
Pro Forma net tangible book value per share of common stock at September 30, 2025	$(0.06)
Increase in net tangible book value per share as a result of this offering	$0.07
Pro Forma As-Adjusted Net tangible book value per share of common stock as of September 30, 2025 after this offering	$0.01
Dilution in net tangible book value per share to new investors in this offering	$0.10

The above table and discussion excludes the following:

●	4,778,750 shares of common stock issuable upon the exercise of stock options outstanding under our equity compensation plans and inducement stock option awards, with a weighted-average exercise price of $ 4.86 per share;

●	7,565,775 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $0.96 per share;

●	2,332,035 shares of common stock reserved for future issuance under our 2025 Equity Compensation Plan (the “2025 Plan”); and

●	600,000 shares of common stock reserved for future issuance under our 2025 Directors’ Equity Compensation Plan (the “2025 Directors’ Plan”).

●	356,985,725 shares of common stock for conversion of two July 22, 2025 convertible notes and the exercise of warrants

S-25

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of the Common Stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the Common Stock, you should refer to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Bylaws, as amended (the “Bylaws”), and applicable provisions of Delaware law. Our Certificate of Incorporation, Certificate of Amendment, and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. We encourage you to read those documents carefully.

ProPhase Labs, Inc. (the “Company”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), common stock, par value $0.0005 per share (the “Common Stock”). The Common Stock trades on The Nasdaq Capital Market under the trading symbol “PRPH.”

Amendment to Certificate of Incorporation

On September 9, 2025, at a duly called special meeting of stockholders, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 1,000,000,000 (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on September 15, 2025 and became effective as of September 15, 2025. The form of the Certificate of Amendment was previously filed as Exhibit 6 to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 15, 2025, and is incorporated herein by reference.

Authorized Capital Stock

The Company’s authorized capital stock consists of 1,001,000,000 shares, all with a par value of $0.0005 per share, 1,000,000,000 of which are designated as Common Stock and 1,000,000 of which are designated as preferred stock.

General

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of the Company’s liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law and the Certificate and Bylaws, could discourage or make it more difficult to accomplish a proxy contest or other change in the Company’s management or the acquisition of control by a holder of a substantial amount of the Company’s voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in the Company’s best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in the Company’s management.

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Delaware Statutory Business Combinations Provision. The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Blank-Check Preferred Stock. The Company’s board of directors is authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that the board of directors does not approve.

Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time only by the Chairman of the board of directors or the board of directors, subject to the rights of the holders of any series of preferred stock then outstanding.

No Written Consent of Stockholders. The Bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to the Company’s Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days or more than 120 days prior to the anniversary of the previous year’s annual meeting.

Election and Removal of Directors. Except as may otherwise be provided by the DGCL, any director or the entire board of directors may be removed, with or without cause, at an annual meeting or a special meeting called for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies on the board of directors resulting from the removal of directors and newly created directorships resulting from any increase in the number of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of our directors. The Certificate and Bylaws do not provide for cumulative voting in the election of directors.

Exclusive Jurisdiction. The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Equiniti Trust Company, LLC (now operating as EQ).

S-27

PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $5,289,599.84 of our common stock through or to the Sales Agent as sales agent or principal. The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K, dated the date of this prospectus supplement and is incorporated herein by reference. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. We also have agreed to reimburse the Sales Agent up to a maximum of $30,000 for its costs and expenses relating to the Sales Agreement, including legal expenses. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, are estimated to be approximately $200,000.

S-28

Settlement for sales of common stock will occur on the business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement and this prospectus supplement or as otherwise permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten days’ prior written notice.

In addition to sales under the at the market facility, we may, from time to time, issue, sell, transfer, or pledge shares of our common stock registered by this prospectus supplement as collateral for one or more loan or credit agreements that may be executed in the future. Any such issuance, sale, or pledge of shares as collateral will count toward the aggregate maximum dollar amount of common stock offered and sold under this prospectus supplement. The material terms of any such future loans, including the number of shares pledged, will be described in a subsequent prospectus supplement or periodic report if and when material transactions are executed.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “PRPH.” The transfer agent for our common stock is Equiniti Trust Company, LLC (now operating as EQ).

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of shares of common stock during the relevant period.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

Other Relationships

On November 7, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, LLC as representative of the underwriters, pursuant to which we issued and sold to ThinkEquity, in a firm commitment underwritten public offering, 4,795,500 shares of our common stock, (which includes 625,500 shares of our common stock sold upon the full exercise by ThinkEquity of its over-allotment option). ThinkEquity was paid a commission equal to 7% of the gross proceeds of the offering, a 1% non-accountable expense allowance and a payment of $125,000 for its accountable expenses incurred in such offering. In addition, for a period of twelve (12) months from the date of the Underwriting Agreement, we agreed to grant to ThinkEquity, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at ThinkEquity’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period for us, or any successor to or any subsidiary of us, on terms agreed to by both us and ThinkEquity. ThinkEquity will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

ThinkEquity and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

S-29

LEGAL MATTERS

The validity of the shares of common stock offered hereby and other legal matters related to this offering will be passed upon by Brinen & Associates LLC, 330 Seventh Avenue, Suite 501, New York, New York 10128.

EXPERTS

The consolidated balance sheets of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2023, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity, and cash flows for each of the years then ended have been audited by Morison Cogen LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports express an unqualified opinion on the financial statements.

The consolidated financial statements of ProPhase Labs, Inc. and its Subsidiaries as of and for the year ended December 31, 2023, were audited by Morison Cogen LLP, an independent registered public accounting firm. Morison Cogen LLP has ceased operations and, as a result, is not available to provide its consent to the inclusion or incorporation by reference of its report in this registration statement. If it is impracticable to obtain the required consent because the expert is deceased or has ceased to exist or cannot be located, the requirement shall be deemed satisfied if the registrant states the reason for the absence of the consent. Under these circumstances, we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act of 1933.

The consolidated balance sheets of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2024, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity, and cash flows for each of the years then ended have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports express an unqualified opinion on the financial statements.

Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or on our website at http://www.prophaselabs.com.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement except as stated herein.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold or the offering is otherwise terminated.

We incorporate by reference the following documents filed with the SEC under our Exchange Act file number 000-21617:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 20, 2025, August 13, 2025, November 19, 2025, respectively;

●	Our Definitive Proxy Statements Schedule 14A, filed with the SEC on June 23, 2025, August 15, 2025 and October 31, 2025; and

●	Our Current Reports on Form 8-K filed with the SEC on January 23, 2025, January 30, 2025, February 13, 2025, February 21, 2025, March 31, 2025, May 20, 2025, June 25, 2025, June 26, 2025, June 26, 2025, June 27, 2025, July 1, 2025, July 21, 2025, July 23, 2025, July 25, 2025, July 28, 2025, July 29, 2025, August 6, 2025, August 13, 2025, August 19, 2025, August 28, 2025, September 15, 2025, September 18, 2025, October 15, 2025, November 25, 2025, November 25, 2025, November 26, 2025, December 12, 2025, December 12, 2025, December 18, 2025, December 19, 2025, December 19, 2025.

●	Our 424B5 Prospectus Supplement to the Prospectus dated November 20, 2024, as filed on December 19, 2025.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address:

ProPhase Labs, Inc.

626 RXR Plaza, 6th Floor

Uniondale, NY 11556

Attn: Corporate Secretary

Phone: (516) 989-0763

Exhibits Filed Herewith

No.	Description

1.1	At-the-Market Sales Agreement, dated as of October 9, 2025, by and between ProPhase Labs, Inc. and WestPark Capital, Inc.

5.1	Opinion of Counsel (includes consent of counsel)

23.1	Consent of Fruci & Associates II, PLLC, Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Ex. 5.1)

S-31

PROSPECTUS

PROPHASE LABS, INC.

$291,612,849

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $291,612,849 in aggregate principal amount of our common stock, preferred stock, warrants and/or units in one or more offerings. We may offer these securities separately or together in units.

This prospectus describes the general terms of the securities we may offer and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will specify the securities being offered and also the specific manner in which the securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “PRPH.” On November 11, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.74 per share. As of November 12, 2024, the aggregate market value of our public float, calculated according to General Instructions I.B.6. of Form S-3, is $54,949,800, based on 23,874,029 shares of common stock outstanding as of November 12, 2024, of which 20,893,460 shares of our common stock are held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to consummate sakes of our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock and/or warrants, either individually or in units, in one or more offerings, with a total value of up to $291,612,849. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “ProPhase,” “the Company,” “we,” “us,” “our” and similar terms refer to ProPhase Labs, Inc.

i

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Company

We are a growth oriented and diversified next generation biotech, genomics and diagnostics company that develops and commercializes novel drugs, dietary supplements, and compounds, and contract manufacturing.

Our wholly-owned subsidiary, Pharmaloz Manufacturing, Inc. (“PMI”), is a full-service contract manufacturer and private label developer of a broad range of non-GMO, organic and natural-based cough drops and lozenges and over-the-counter (“OTC”) drug and dietary supplement products.

We offer whole genome sequencing and related services through our wholly-owned subsidiary, DNA Complete, Inc. (“DNA Complete”). DNA Complete sequences specimens at Nebula Genomics, Inc. (“Nebula”), a wholly-owned subsidiary of ours, as well as at other laboratories.

Our wholly owned subsidiary, ProPhase BioPharma, Inc. (“PBIO”) is focused on the licensing, development and commercialization of novel drugs, dietary supplements, and compounds. We also develop and market dietary supplements under the TK Supplements® brand.

Previously we offered a broad array of COVID-19 related clinical diagnostic and testing services including polymerase chain reaction (“PCR”) testing for COVID-19 and Influenza A and B as well as rapid antigen testing for COVID-19 through our wholly-owned subsidiary, ProPhase Diagnostics, Inc. (“ProPhase Diagnostics”). ProPhase Diagnostics’ two CLIA- (Clinical Laboratory Improvement Amendments) certified laboratories are located in Old Bridge, New Jersey and Garden City, New York, respectively.

Pharmaloz Contract Manufacturing

PMI is a full-service contract manufacturer and private label developer of a broad range of non-GMO, organic and natural-based cough drops and lozenges and OTC drug and dietary supplement products. PMI provides product development, pre-commercialization services, production, warehousing and distribution services for its customers. Our manufacturing facility, which is located in Lebanon, Pennsylvania, is registered with the United States Food and Drug Administration (“FDA”) and is certified organic and kosher.

As part of the sale of our former Cold-EEZE® business in March 2017, PMI entered into a manufacturing agreement with Mylan Consumer Healthcare Inc. and Mylan Inc. (collectively, “Mylan”) to supply various Cold-EEZE® lozenge products to Mylan following the sale for a period of five years with annual renewal options. Pursuant to the terms of the manufacturing agreement, PMI agreed to manufacture certain products for Mylan, as described in the manufacturing agreement, at prices that reflect current market conditions for such products and include an agreed upon mark-up on our costs. On May 1, 2021, the manufacturing agreement was assigned by Mylan to Meda Consumer Healthcare, Inc. (“Meda”) in connection with Meda’s acquisitions of certain assets from Mylan, including the Cold-EEZE® brand and product line. Meda is currently within Vespyr Brands and the manufacturing agreement is expected to be renewed by the end of the year 2024, although there can be no assurance that such renewal will occur on terms favorable to the Company or at all. Failure to renew this agreement could have a material adverse effect on PMI’s revenues and operations.

In February 2023, we acquired new equipment and doubled the capacity for pouch packaging, to meet the growing demand for our products and services. PMI also acquired new automation equipment that is expected to double its capacity in the second half of 2024. PMI is also planning for expansion of its lozenge manufacturing business and is projected to add a second line that should be operational by the beginning of the second quarter of 2025. PMI added multiple new customers throughout 2024, including the signing of two top-tier lozenge brands, which we expect to add approximately $5 million in annualized revenues. PMI continues to negotiate with additional customers in both cough and cold and functional, non-seasonal lozenge products. The goal remains to balance production with seasonal cough and cold lozenges and more functional products that are not seasonal in nature.

In the third quarter of 2024, we engaged ThinkEquity LLC as an advisor to pursue strategic alternatives for PMI, including the potential sale of PMI.

1

BE-Smart Esophageal Pre-Cancer Diagnostics Screening Test

We own the worldwide exclusive rights to the BE-Smart Esophageal Pre-Cancer diagnostics screening test and related intellectual property assets. The BE-Smart test is aimed at early detection of esophageal cancer. It remains under development but has already been tested by an independent test lab, mProbe, Inc. (“mProbe”), on over 200 human samples. Although further clinical tests are required, the available initial data demonstrates promising potential for early detection of esophageal cancer risk. mProbe, Inc., a precision health and medicine company utilizing clinical proteomics in the oncology space in conjunction with Dr. Christopher Hartley of the prestigious Mayo Clinic, has been utilizing a small sample of tissue collected during endoscopies to help us confirm and optimize the BE-Smart Test. The initial data appears to demonstrate accuracy and reproducibility as well as identification of potential biomarkers for therapeutic drug discovery to treat esophageal cancer. We are continuing to study and develop the BE-Smart test.

In March 2023, we announced a collaboration with mProbe and Dr. Christopher Hartley of Mayo Clinic for the continued development of our BE-Smart Esophageal Pre-Cancer diagnostic screening test. Currently, we plan to commercialize the BE-Smart test as a Laboratory Developed Test (“LDT”). However, on April 29, 2024, FDA released a final rule that classified LDTs as in vitro diagnostics that are regulated by FDA as medical devices under the federal Food, Drug, and Cosmetic Act. Under this approach, FDA proposed to phase out its general enforcement discretion approach for LDTs under a four-year period subject to certain continuing enforcement discretion policies. The final rule was published on May 6, 2024, and in the absence of a successful legal challenge, will become effective after a year, after which medical device regulatory requirements such as medical device reporting, registration and listing, quality system regulation requirements, and premarket authorization requirements, among others, will become applicable eventually. We plan to comply with such requirements, including that of premarket authorization, in partnership with Forward Healthcare Consultants (“FHC”), as described below, if the final rule is not modified or rescinded.

In August 2024, we announced a collaboration with FHC to assist in the approval and commercialization of BE-Smart. The experts at FHC will assist with securing market access by focusing on clinical validation and commercialization planning, to include coverage, pricing, and coding. Additionally, FHC will bring its vast relationships with physician networks to drive commercialization success. FHC has already completed the first two phases of its plan for advancing towards commercialization. This plan includes publishing a peer reviewed paper as well as a comprehensive dossier on the BE-Smart test. In addition, we have initiated certain discussions in coordination with FHC with respect to a potential strategic partnership or sale for the BE-Smart test.

According to the National Institute of Health Chapter 24: Indications and Outcomes of Gastrointestinal Endoscopy, over 20 million endoscopies are performed every year in the United States; approximately seven million of these procedures are done on patients with higher risk for contracting Esophageal Adeno Carcinoma. Two million of these patients have Barret’s Esophagus, which is a condition in which the flat pink lining of the swallowing tube that connects the mouth to the stomach (esophagus) becomes damaged by acid reflux, which causes the lining to thicken and become red. In patients with Barrett’s Esophagus, one in two hundred will develop esophageal adenocarcinoma. Esophageal cancer is highly lethal and deemed as the sixth cause of cancer death worldwide according to Cancer State Facts, with the overall five-year survival rate less than 20%. We estimate that the reimbursement rate for the test will range between $1,000 to $2,000 per test, giving it a total potential addressable market of $7 billion to $14 billion dollars per year.

The BE-Smart test is being developed to provide health care providers and patients with data to help determine treatment options, including whether patients not believed to be at risk for esophageal cancer should continue to be monitored or, alternatively, to provide patients who might otherwise have been undiagnosed early treatment before esophageal cells become cancerous. The goal of widespread adoption of the BE-Smart test would allow health care providers to initiate potentially lifesaving early treatment processes such as an ablation procedure to remove the precancerous cells. This diagnostic test, once fully validated, could also significantly reduce unnecessary endoscopies as well as offer peace of mind to patients who are suffering with Barret’s syndrome who are at greater risk of esophageal cancer.

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DNA Complete

DNA Complete focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, predict disease risk, identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. We currently offer DNA Complete’s whole genome sequencing products direct-to-consumers online with plans to sell in food, drug and mass (“FDM”) retail stores and to provide testing for universities conducting genomic research. DNA Complete offers three tiers of DNA testing, Essential, Pro, and Elite, which differ in the amount of DNA analyzed (1x whole genome sequencing (“WGS”), 30x WGS, and 100x WGS, respectively), the level of accuracy, the number of reports per month that consumers would receive, and the total of personalized health reports included (more than 175 reports, more than 250 reports, and more than 350 reports, respectively). The DNA Complete tests include the first year of membership. The DNA Complete platform offers both ancestry and personalized health reports covering a number of health dispositions, such as longevity, mental health, cancer, and more. In addition, DNA Complete offers subscription services to ensure ongoing customer engagement by providing regular updates and new insights. DNA Complete sequences specimens at Nebula, a wholly owned subsidiary of ours, as well as at other laboratories.

DNA Complete also offers DNA Expand, a platform that allows consumers to upload their DNA data from previous DNA tests obtained from other service providers to discover 50x more data points derived from over 35 million genetic variants, and to obtain in-depth health and wellness reports that are based on the latest scientific discoveries. DNA Expand’s database was created from WGS tests that were obtained from 130 countries and are equivalent to roughly 150 million ancestry single nucleotide polymorphisms based tests.

ProPhase BioPharma

We formed PBIO in June 2022 to assist in the licensing, development and commercialization of novel drugs, dietary supplements and compounds. Licensed compounds under development currently include Equivir (a dietary supplement candidate) and Equivir G (prescription drug (“Rx”) candidate), and two broad-based candidates. We also own the exclusive rights to the BE-Smart Esophageal Pre-Cancer Diagnostic Screening test, which is in development as described above, and related intellectual property assets.

Equivir (dietary supplement candidate) and Equivir G (Rx candidate)

We have exclusive worldwide rights to develop and commercialize Equivir (a dietary supplement candidate) and Equivir G (a Rx drug candidate) pursuant to a license agreement with Global BioLife, Inc. (“Global BioLife”), a wholly-owned subsidiary of DSS, Inc.

Equivir is a blend of polyphenols, which are substances found in many nuts, vegetables and berries. The composition is projected to come in capsule form and be taken daily like a multivitamin. The composition is believed to support the human body’s immune function, and improve the quality of lives for users. We plan to commercialize Equivir as a dietary supplement, leveraging our distribution in over 40,000 FDM retail stores and online direct to consumers.

In March 2023, we commenced patient enrollment in a randomized, placebo-controlled clinical trial of Equivir to evaluate its effect in supporting immune system functions. Vedic Lifesciences, a leading clinical research organization, was contracted to run the multi-arm trial. Vedic produced interim results in February of 2024 which showed enough data to continue the trial to completion.

TK Supplements

Our TK Supplements® product line is dedicated to supporting better health, energy and sexual vitality. Each of our herbal supplements is researched to determine the optimum blend of ingredients to ensure our customers receive premium quality products. To achieve this, we formulate with the highest quality ingredients derived from nature and ingredients enhanced by science. Our TK Supplements® product line includes Legendz XL®, a sexual health formula product intended for men, and Triple Edge XL®, an energy and stamina support product.

Legendz XL® has distribution in Rite Aid, Walgreens, CVS, Walmart and other retailers, and via ecommerce.

In 2022, we restaged Triple Edge XL from a 56 ct to a 20 ct at CVS, making the retail price more in line with competition. The result was a double digit increase in consumer sales and a 40% expansion increase in the number of stores carrying the item between the restaging of the product in September 2022 and January 2023. In January 2024, Triple Edge XL was reviewed by CVS and, based on its 2022 and 2023 sales, CVS has determined to maintain authorization for its fiscal year ending December 31, 2024. We also presented Triple Edge XL 20 ct at Walgreens and other major pharmacies and we are waiting on final decisions on whether those pharmacies will agree to carry Triple Edge XL 20 ct. In the event all of the pharmacies at which we presented Triple Edge XL 20 ct accept the same of such product, we believe that such acceptances will increase demand for product inventory by over 100% in the 12-month period following all of the acceptances.

We also expect to launch our Equivir daily supplement that supports users’ immune functions. We are currently awaiting the final results of the trials conducted in India and completed at the end of the second quarter of 2024.

ProPhase Diagnostics

Our wholly-owned subsidiary, ProPhase Diagnostics, which was formed in October 2020, offered a broad array of COVID-19 related clinical diagnostic and testing services including PCR testing for COVID-19 and Influenza A and B as well as rapid antigen testing for COVID-19 at its two CLIA-certified laboratories, located in Old Bridge, New Jersey and Garden City, New York, respectively.

Corporate Information

We were initially organized in Nevada in July 1989. Effective June 18, 2015, we changed our state of incorporation from the State of Nevada to the State of Delaware. Our principal executive offices are located at 711 Stewart Avenue, Suite 200, Garden City, New York 11530 and our telephone number is 215-345-0919.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in our period reports filed with the SEC, which are incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus and any prospectus supplement. In particular, forward-looking statements include statements relating to future actions, prospective products and applications, customers, technologies, future performance or future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our ability to generate net positive revenue;
●	our ability to manage our growth successfully and to compete effectively;
●	our ability to implement our growth strategies;
●	potential disruptions to our supply chain, increases in the price of testing supplies, equipment and raw materials need for our businesses, or the adulteration of key testing materials and raw materials needed for our businesses;
●	potential product liability claims;
●	our ability to secure additional capital, when needed to support our businesses;
●	our dependence on key personnel and our ability to attract, retain and motivate our key employees;
●	our ability to substitute revenues from our lab diagnostic services or tests with new business segments;
●	our ability to collect payment and reduce our accounts receivable for the diagnostic tests we delivered and to comply with complex billing requirements;
●	our ability to successfully offer, perform and generate revenues from our personal genomics business;
●	our ability to navigate privacy concerns and existing and new privacy regulations relating to our personal genomics business;
●	potential disruptions in our ability to manufacture our products and those of others;
●	our ability to meet the demands of our manufacturing business;
●	seasonal fluctuations in demand for the products and services we provide;
●	risks related to the initiation, cost, timing, progress and results of current and future research and development programs, preclinical studies and clinical trials and our ability to obtain and maintain regulatory approvals;
●	our ability to successfully develop and commercialize our existing products and any new products;
●	our ability to protect our proprietary rights;
●	our ability to comply with complex regulatory requirements applicable to our businesses;
●	our dependence on third parties to provide services critical to our businesses;
●	our ability to remediate material weaknesses in our internal controls over financial reporting; and
●	general and global economic conditions, including rising inflation, interest rates, and political conflicts.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus to conform such statements to actual results or changes in our expectations, except as otherwise required by law. You should not place undue reliance on these forward-looking statements.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities that may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,001,000,000 shares, all with a par value of $0.0005 per share, of which 1,000,000,000shares are designated as common stock and 1,000,000 of which shares are designated as preferred stock.

The following description of our capital stock and certain provisions of our Certificate of Incorporation and our Amended and Restated Bylaws (“Bylaws”) are summaries and are qualified by reference to our Certificate of Incorporation and our Bylaws.

As of December 17, 2025, we had 60,216,236 shares of our common stock outstanding and zero shares of preferred stock outstanding. As of December 17, 2025, we also had outstanding options to acquire 4,778,750 shares of our common stock, having a weighted-average exercise price of $4.86 per share, and warrants to purchase 7,565,775 shares of our common stock, having a weighted-average exercise price of $0.96 per share.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to the terms of the preferred stock or as otherwise required by law. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the terms of our Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, without further vote or action by the stockholders. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

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Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law and our Certificate of Incorporation and Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Blank-Check Preferred Stock. Our board of directors is authorized to issue, without stockholder approval, preferred stock with rights to be determined at the discretion of the board of directors that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time only by the Chairman of the board of directors or the board of directors, subject to the rights of the holders of any series of preferred stock then outstanding.

No Written Consent of Stockholders. Our Bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days or more than 120 days prior to the anniversary of the previous year’s annual meeting.

Election and Removal of Directors. Except as may otherwise be provided by the DGCL, any director or the entire board of directors may be removed, with or without cause, at an annual meeting or a special meeting called for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies on our board of directors resulting from the removal of directors and newly created directorships resulting from any increase in the number of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Exclusive Jurisdiction. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.”

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Indemnification

Our Certificate of Incorporation and Bylaws provide that we shall indemnify, to the fullest extent permitted by the DGCL, as the same may be amended or supplemented from time to time, any and all of our past, present and future directors and officers, and any other persons to which the DGCL permits us to provide indemnification, from and against any and all costs, expenses (including attorneys’ fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that such person was serving as our director, officer, employee or agent, including service with respect to an employee benefit plan. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company LLC.

Stock Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPH.”

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and/or preferred stock. We may offer warrants separately or together with one or more additional warrants, common stock, or preferred stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our warrants.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, and the complete unit agreement and any supplemental agreements that contain the terms of the units.

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General

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit, except as may be required by applicable law. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, (3) in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, (4) directly to one or more purchasers, or (5) through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions in accordance with FINRA rules and applicable securities regulations. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act or “accredited investors” as defined in Rule 501 of Regulation D, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

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Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

Reed Smith LLP, New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The consolidated balance sheets of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2023 and 2022, and the related consolidated statements of operations and other comprehensive income (loss), statements of changes in stockholders’ equity, and cash flows for the year ended December 31, 2023 and 2022, and the related notes, have been audited by Morison Cogen LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon its authority as expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including ProPhase Labs, Inc. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.prophaselabs.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed on March 29, 2024 and amended on April 29. 2024;

●	our Definitive Proxy Statement on DEF 14A as filed with the SEC on May 15, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2025;

●	our Current Reports on Form 8-K filed on January 4, 2024, April 18, 2024, May 9, 2024, June 21, 2024, August 21, 2024 as amended on Form 8-K/A on August 22, 2024, September 26, 2024, October 4, 2024, October 18, 2024; and

●	the description of the our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

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Up to $5,289,599.84 of Shares

Common Stock

PROSPECTUS SUPPLEMENT

WestPark Capital, Inc.

December 29, 2025